UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________________________________________

FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 9, 2026

ARES CORE INFRASTRUCTURE FUND
(Exact Name of Registrant as Specified in Charter)

Delaware	000-56695	99-6541890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 44th Floor, New York, NY 10167
(Address of principal executive office) (Zip Code)
(212) 750-7300
(Registrant’s telephone number, including area code)
N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Rover Credit Agreement

On June 9, 2026 (the “Closing Date”), ACI Rover Parent, LLC (f/k/a BCP Renaissance Parent L.L.C.) as borrower (the “Rover Borrower”) ACI Rover, LLC (f/k/a BCP Renaissance, L.L.C.) as subsidiary guarantor (“Rover Borrower Subsidiary”), each a wholly-owned subsidiary of Ares Core Infrastructure Fund (the “Fund”), entered into a credit agreement (the “Rover Credit Agreement”) with Morgan Stanley Senior Funding, Inc. as administrative agent, collateral agent, joint lead arranger and bookrunner (“Morgan Stanley”), MUFG Bank, LTD. and Wells Fargo Securities, LLC as joint lead arrangers and bookrunners, and the other lenders party thereto from time to time. The Rover Credit Agreement is related to Rover Borrower’s existing investment in a portfolio investment of the Fund and includes a $910.0 million senior secured first lien term loan B credit facility (the “Rover Term Loan”). As described below, proceeds from the Rover Credit Agreement were used to repay borrowings under Rover Borrower’s existing Initial Rover Credit Agreement (as defined below).

Borrowings under the Rover Term Loan bear interest annually at a rate equal to Term SOFR (as defined in the Rover Credit Agreement) plus 2.25% per annum. The Rover Borrower will make interest payments quarterly beginning June 30, 2026, and ending on the maturity date.

The Rover Credit Agreement is secured by a first-priority pledge on (a) all of the equity interests of Rover Borrower Subsidiary owned by the Rover Borrower, (b) all of the equity interests of ET Rover Pipeline LLC owned by Rover Borrower Subsidiary and (c) all tangible and intangible assets of the Rover Borrower and Rover Borrower Subsidiary.

Under the Rover Credit Agreement, the Rover Borrower and Rover Borrower Subsidiary, as applicable, have made representations and warranties regarding their businesses, among other things, and are required to comply with various covenants, servicing procedures, reporting requirements and other customary requirements for similar facilities. The Rover Credit Agreement includes usual and customary events of default for facilities of this nature. The Rover Credit Agreement is non-recourse to any upstream affiliate of the Rover Borrower, including the Fund.

The foregoing description of the Rover Credit Agreement does not purport to be complete and is qualified in its entirety by reference to a copy of the Rover Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

Effective June 9, 2026, in conjunction with entering into the Rover Credit Agreement, the Credit Agreement dated as of October 31, 2017 among Rover Borrower as borrower, Rover Borrower Subsidiary as subsidiary guarantor, Jefferies Finance LLC, as administrative agent, the lenders from time to time party thereto, Morgan Stanley Senior Funding, Inc., as sole lead arranger and sole bookrunner and Blackstone Holdings Finance Co. L.L.C., as co-manager (as amended, the “Initial Rover Credit Agreement”) was terminated, all outstanding loans thereunder were repaid and all obligations thereunder released and terminated. The Initial Rover Credit Agreement included a senior secured term loan B facility with an aggregate outstanding principal amount of approximately $1.09 billion as of March 31, 2026 and a maturity date of October 31, 2031.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

On June 9, 2026, the Rover Borrower entered into an interest rate swap in connection with the Rover Credit Agreement to exchange the SOFR rate in the Rover Term Loan with a fixed rate for 50% of the outstanding borrowings under the Rover Term Loan. The all-in fixed rate is 4.085% for the interest rate swap with Morgan Stanley Bank, N.A. The interest rate swap has a termination date of June 9, 2033.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

10.1
Credit Agreement, dated as of June 9, 2026, by and among ACI Rover Parent, LLC as borrower, Morgan Stanley Senior Funding, Inc. as administrative agent and collateral agent, and the lenders party thereto from time to time.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES CORE INFRASTRUCTURE FUND

Dated: June 15, 2026

	By:	/s/ Christina Oh
	Name:	Christina Oh
	Title:	Chief Financial Officer and Treasurer

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